Exhibit 4(p)

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                             REPUBLIC BANCORP INC.


                                 $25,000,000


                  7.17% SENIOR DEBENTURES DUE APRIL 1, 2001


                         ----------------------------
                         DEBENTURE PURCHASE AGREEMENT
                         ----------------------------


                          Dated as of March 30, 1994

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                         TABLE OF CONTENTS
                      (Not Part of Agreement)
                                                             Page
 1. AUTHORIZATION OF ISSUE OF DEBENTURES. . . . . . . . . .    1
 2. PURCHASE AND SALE OF DEBENTURES . . . . . . . . . . . .    1
 3. CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . .    2
 4. NO PREPAYMENTS. . . . . . . . . . . . . . . . . . . . .    3
 5. COVENANTS . . . . . . . . . . . . . . . . . . . . . . .    3
 6. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .    4
 7. REPRESENTATIONS, COVENANTS AND WARRANTIES . . . . . . .    7
 8. REPRESENTATIONS OF THE PURCHASERS . . . . . . . . . . .   10
 9. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES . . . .   10
10. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .   12
11. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .   15


PURCHASER SCHEDULE
EXHIBIT A - FORM OF DEBENTURE
EXHIBIT B - FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT C - LIST OF AGREEMENTS RESTRICTING DEBT

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                      REPUBLIC BANCORP INC.
                      1070 East Main Street
                     Owosso, Michigan 48867




                                            As of March 30, 1994



SCUDDER, STEVENS & CLARK, INC.
600 Vine Street - Suite 2000
Cincinnati, Ohio 45202

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
One Penn Valley Park
BMA Tower - 18th Floor
Kansas City, Missouri 64141

COLUMBUS LIFE INSURANCE COMPANY
400 Broadway
Cincinnati, Ohio 45202

MUTUAL OF AMERICA LIFE INSURANCE COMPANY
666 Fifth Avenue
New York, New York 10103


Gentlemen:

     The undersigned, Republic Bancorp Inc. (herein called the
"Company"), hereby agrees with you as follows:

     1. AUTHORIZATION OF ISSUE OF DEBENTURES. The Company will authorize the issue of its Senior Debentures (herein called the "Debentures") to be issued in global form, in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature April 1, 2001, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.17% per annum, paid semiannually, and to be substantially in the form of Exhibit A attached hereto. The term "Debentures" as used herein shall include the global Debenture delivered pursuant to any provision of this Agreement and each Debenture delivered in substitution or exchange for any such Debenture pursuant to any such provision.

     2. PURCHASE AND SALE OF DEBENTURES. The Company hereby agrees to sell to you and, subject to the terms and conditions

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herein set forth, you agree to purchase from the Company the aggregate principal amount of Debentures set forth opposite your name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount.

       Payment of the purchase price for and delivery of the Debentures to be purchased by the Purchasers shall be made through the systems of the Depository Trust Company, with delivery of the Debentures to the accounts of the Purchasers to be made against payment for the Debentures in same day funds, or in such other manner as shall be agreed upon by the Purchasers and the Company, at 10:00 A.M. on the fifth New York business day following the date hereof.

       3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Debentures to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

       3A. Opinion of Purchasers' Special Counsel. You shall have received from Brown & Wood, who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to: (i) the due organization, existence and good standing of the Company; (ii) the due authorization by all requisite corporate action, execution and delivery and the validity, legally binding character and enforceability of this Agreement and the Debentures; (iii) the absence of any requirement to register the Debentures under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended; and (iv) such other matters incident to the matters herein contemplated as you may reasonably request. In rendering such opinion, such counsel may rely, as to matters of Michigan law and the matters specified in clause (i) above, upon the opinion referred to in paragraph 3B. Such opinion shall also state that, based upon such investigation and inquiry as is deemed relevant and appropriate by such counsel, the opinion referred to in paragraph 3B is satisfactory in form and scope to such counsel and, while such investigation and inquiry into the matters covered by such opinion (other than the matters specified in clauses (ii) and (iii) above) were not sufficient to enable such counsel independently to render such opinion, nothing has come to the attention of such counsel which has caused it to question the legal conclusions expressed in the opinion referred to in paragraph 3B and such counsel believe that you are justified in relying on such opinion.

       3B. Opinion of Company's Counsel. You shall have received from Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B attached hereto.


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     3C.  Representations and Warranties; No Default.  The
representations and warranties contained in Section 7 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

     3D. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     4. NO PREPAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than upon acceleration of such final maturity pursuant to paragraph 6A), or purchase or otherwise acquire, directly or indirectly, Debentures held by any holder.

     5.   COVENANTS.

     5A.  Limitation on Funded Indebtedness and Indebtedness.
     The Company will not, and will not permit any Subsidiary to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable in respect of any:

          (i) Funded Indebtedness unless, after giving effect thereto, Funded Indebtedness shall not exceed 70% of Consolidated Net Worth;

          (ii) Indebtedness unless, after giving effect thereto, Indebtedness shall not exceed 75% of Consolidated Net
          Worth.

     5B. Consolidated Tangible Equity Capital. The Company will at all times maintain Consolidated Tangible Equity Capital in an amount no less than the greater of $50 million or 4.0% of Consolidated Assets.

     5C. Restrictions as to Dividends and Certain Other Payments. So long as the Debentures are outstanding, the Company will not declare or pay any dividend or make any other distribution on its capital stock or to its respective stockholders (other than dividends or distributions payable in its capital stock) or purchase, redeem or otherwise acquire for value (except pursuant to a bona fide pledge or employee benefit plan) any of its capital stock or permit any Subsidiary to do so,


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if at the time of such action (i) there exists a default in the payment of interest on the Debentures which has continued for 15 days or more (except that dividends declared prior to such a default may be paid) or if such a default has occurred during the preceding 12 months or such shorter period as the Debentures have been outstanding, (ii) the aggregate amount of any such dividends, distributions or other payments during the period from January 1, 1994 through and including the date of any such dividend, distribution or other payment would exceed an amount equal to the Company's cumulative Net Income for such period plus $10 million or (iii) the Total Shareholders' Equity of the Company is or as a result of such action would become, less than $50 million.

     5D. Merger, Consolidation or Sale of Assets; Successor Corporations. The Company will not merge or consolidate with, or sell all or substantially all of its assets to any person, firm or corporation unless it is the continuing corporation in such transaction and, immediately thereafter, it is not in default under this Agreement or, if it is not the successor, the successor corporation expressly assumes the Company's obligations under this Agreement and immediately after such transaction, it is not in default under this Agreement. Any successor corporation shall succeed to and be substituted for the Company as if such successor corporation had been named as the Company in this Agreement.

     5E. Modification of the Debentures or the Debenture Purchase Agreement. With the consent of the holders of not less than 66 2/3% in principal amount of the Debentures, any term, covenant, agreement, or condition of the Debentures or this Agreement may be amended or compliance therewith waived, provided that no amendment or waiver shall, without the consent of the holders of all the Debentures: (i) change the principal amount of any Debenture or the maturity of the principal of any Debenture or (ii) reduce the rate or extend the time of payment of interest on any Debenture or (iii) reduce the percentage of holders of Debentures required to consent to any such amendment or waiver.

     5F. Line of Business. So long as the Debentures are outstanding, the Company will remain principally engaged in the business of banking or mortgage banking.

     6.   EVENTS OF DEFAULT.

     6A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):


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         (i) default in the payment of the principal of or
         premium, if any, on any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

         (ii) default in the payment of interest on the Debentures when the same becomes due and payable and the continuance of such default for a period of 15 days;

         (iii) failure to comply with any agreement or covenant of the Company in, or provisions of, the Debentures or this Debenture Purchase Agreement and the continuance of such default for a period of 60 days;

         (iv) an event of default occurs under any mortgage, bond, indenture, loan agreement or other evidence of indebtedness under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than non-recourse Indebtedness) for money borrowed by the Company or any Subsidiary thereof (or the payment of which is guaranteed by the Company or any Subsidiary) whether such Indebtedness or guarantee now exists or shall be created hereafter; provided, however, that no such event of default shall constitute an Event of Default unless the effect of such Event of Default is to cause the acceleration of such Indebtedness prior to its stated maturity, which, together with the principal amount of any other such Indebtedness so caused to be accelerated, aggregates $2,000,000 or more at any time;

         (v) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary thereof which remains or remain undischarged for a period (during which execution shall not be effectively stayed) for 45 days, provided that the aggregate of all such judgements is $10,000,000 or more at any time;

         (vi) any representation or warranty made by the Company in this Agreement, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Debentures or furnished by the Company pursuant to this Agreement proves false in any material respect as of the date of the issuance or making thereof;


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         (vii)  the Company or any Subsidiary thereof shall
         institute proceedings to be adjudicated insolvent, or shall consent to the filing of an insolvency proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, appointment of a receiver or similar relief under the federal insolvency laws, or any other similar applicable law of any governmental unit, domestic or foreign, or shall consent to the appointment of a receiver or conservator or liquidator or trustee or assignee in insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if the Company shall voluntarily suspend transaction of its business, or if corporate action shall be taken by the Company or any Subsidiary thereof in furtherance of any of the aforesaid purposes;

         then in the cases of (i), (ii), (iv) (v), (vi) and
         (vii) above, unless the principal of the Debentures shall have already become due and payable, holders of no less than 51% in aggregate principal amount of the Debentures then outstanding may declare the principal of the Debentures to be immediately due and payable, anything in this Agreement or in the Debentures to the contrary notwithstanding. In the case of (iii) above, unless the principal of the Debentures shall have already become due and payable, holders of no less than 51% in aggregate principal amount of the Debentures then outstanding may declare the principal of the Debentures to be due and payable, along with all accumulated interest, 10 days after the Company has been in default under (iii) above and the applicable grace period set forth therein has expired. A Debenture holder, by written notice to the Company, may waive all defaults and rescind such acceleration and its consequences as to the Debentures held by such Debenture holder; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent upon any subsequent default.

         The Company shall deliver to the Purchasers, within 15 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice and the lapse of time or both would become an Event of Default under (iv) or (v) above, its status


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          and what action the Company is taking or proposes to
          take with respect thereto.

          In the event Debenture holders shall have proceeded to enforce any right under this Agreement and such proceeding shall have been discontinued or abandoned or shall have been determined adversely to the holders, then in every such case the Company and the Debenture holders shall be restored, respectively, to their former positions under the Debentures and this Agreement, and all other rights, remedies and powers of the Company and the Debenture holders, respectively, under the Debentures and this Agreement shall continue as though no such proceedings had been undertaken.

     6B. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Debenture may proceed to protect and enforce its rights under this Agreement and such Debenture by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Debenture is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     7. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:

     7A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Michigan, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

     7B. Financial Statements. The consolidated financial statements of the Company and its subsidiaries included in the Private Placement Memorandum, dated February 11, 1994 the "Private Placement Memorandum") present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of their operations for the periods specified and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis


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consistent in all material respects during the periods involved and the independent certified public accountants who certified the financial statements included in the Private Placement Memorandum are independent public accountants as required by the Securities Act of 1933 and the rules and regulations thereunder.

     7C. Actions Pending. There is no action, suit, investi-gation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which has not been previously disclosed to the Purchasers and which might result in any material adverse change in the business, condition or operations of the Company and its Subsidiaries, taken as a whole.

     7D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any debt with a term in excess of one year except as disclosed in the Private Placement Memorandum. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     7E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, subject to no Lien of any kind, other than a lien held by Firstar Bank Milwaukee, N.A. pursuant to a security agreement dated September 27, 1993 and except for any liens, encumbrances or defects in title which are not material to the Company and its Subsidiaries, taken as whole. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     7F. Taxes. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

     7G.  Conflicting Agreements and Other Matters.  Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the


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execution nor delivery of this Agreement or the Debentures, nor the offering, issuance and sale of the Debentures, nor fulfillment of nor compliance with the terms and provisions hereof and of the Debentures will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Debentures except as set forth in the agreements listed in Exhibit C attached hereto.

     7H. Offering of Debentures. Neither the Company nor, to the Company's knowledge, any agent acting on its behalf has, directly or indirectly, offered the Debentures or any similar security of the Company for sale to, or solicited any offers to buy the Debentures or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Debentures to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     7I. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Debentures is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or any state securities commissions) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Debentures or fulfillment of or compliance with the terms and provisions hereof or of the Debentures.


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     7J. Disclosure. Neither this Agreement nor any other
document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects the business, business prospects, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     7K. Rule 144A Eligibility. The Debentures are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), or quoted in a U.S. automated interdealer quotation system.

     7L. No General Solicitation. None of the Company, its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person (other than the Purchasers, as to whom the Company makes no representation) acting on its behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

     7M. No Registration Required. Subject to compliance by the Purchasers with the representations and warranties set forth in
Section 8 and the procedures set forth in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Private Placement Memorandum to register the Debentures under the 1933 Act.

     8. REPRESENTATIONS OF THE PURCHASERS.

     8A. Each Purchaser hereby represents and warrants to, and agrees with, the Company that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act and an "accredited investor" within the meaning of Regulation D under the 1933 Act; (ii) has not and will not solicit offers for, or offer or sell, Debentures by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the 1933 Act; and (iii) will otherwise act in accordance with the terms and conditions set forth in this Agreement, including Section 9 hereof, in


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connection with the placement of the Debentures contemplated hereby.

     9. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

     Each of the Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale by the Purchasers of the Debentures.

     9A. Offers and Sales Only to Institutional Accredited Investors or Qualified Institutional Buyers. Offers and sales of the Debentures will be made by the Purchasers only to (i) institutional investors that are reasonably believed to qualify as accredited investors (as defined in Rule 501(a) under the 1933
Act) (each such institutional investor being hereinafter referred to as an "institutional accredited investor"), or (ii), in the case of Debentures resold or otherwise transferred pursuant to Rule 144A, to institutional investors that are reasonably believed to qualify as qualified institutional buyers (as therein defined) (each such institutional investor being hereinafter referred to as a "qualified institutional buyer").

     9B. No General Solicitation. The Debentures will be offered by the Purchasers only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising (as such terms are used in Regulation D under the 1933 Act) will be used in connection with the offering of the Debentures.

     9C. Purchases by Non-Bank Fiduciaries. In the case of a non-bank purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Purchaser, be an institutional accredited investor or a qualified institutional buyer.

     9D. Minimum Principal Amount. No sale of the Debentures to any one purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Debentures.

     9E. Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Debentures shall apply to the Debentures except as otherwise agreed by the Company and the Purchasers. Following the sale of the Debentures by the Purchasers to subsequent purchasers pursuant to the terms hereof, no Purchaser shall be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the


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Company, including any losses, damages or liabilities under the
1933 Act, arising from or relating to any resale or transfer of any Debenture.

     9F. Company to Provide Certain Information. The Company will make available, upon request, to any seller of the Debentures the information specified in Rule 144A(d)(1) under the Securities Act.

     10. DEFINITIONS. For the purpose of this Agreement the following terms shall have the meanings specified with respect thereto below:

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Company or (iii) which beneficially owns or holds 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Company or a Subsidiary thereof. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Capitalized Lease" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Consolidated Net Worth", shall mean Stockholders'
Equity plus the unallocated Allowance for Loan Losses plus
Deferred Loan Fees.

          "Consolidated Tangible Equity Capital", shall mean
Consolidated Net Worth minus Goodwill.

          "Event of Default" shall mean any of the events specified in paragraph 6A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "Funded Indebtedness" shall mean all Indebtedness that matures more than one year from the date of creation thereof, or that is extendible or renewable at the option of any party


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thereto to a date more than one year from the date of creation thereof (whether or not renewed or extended).

          "Indebtedness" shall mean all indebtedness, liabilities and other obligations, direct or contingent (other than deferred income taxes and other credits, outside minority interests and items of Stockholders' Equity) which would, in accordance with generally accepted accounting principles, be classified upon the consolidated balance sheet of the Company as liabilities, but in any event including without limitation:

          1) all guarantees, other than guarantees on secured indebtedness;

          2)   all indebtedness, liabilities and other
          obligations arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; provided, however, that the terms "Funded Indebtedness" and "Indebtedness" shall not include any obligation of the Company or of any Subsidiary incurred in the ordinary course of its banking, mortgage banking or trust business, with respect to:

          a)   any deposits with it or funds collected by it;

          b) any banker's acceptance or letter of credit issued by it;

          c) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange issued, accepted or endorsed by it;

          d) any discount with, borrowing from, or other obligation to any Federal Reserve Bank, the FDIC or any Federal Home Loan Bank (or successor organization) which discount or borrowing is in the ordinary course of its banking business and not incurred in connection with any unusual or extraordinary "rescue loan" or substantially similar investment by such Federal Reserve Bank, the FDIC or the Federal Home Loan Bank (or successor organization);

          e) any agreement, made by it in the ordinary course of its banking business, to purchase or repurchase securities, loans or federal funds, or to participate in any such purchase or repurchase;

          f) any transaction made by it in the ordinary course of its banking business in the nature of any extension of credit, whether in the form of a commitment, guarantee or otherwise, undertaken by it for the account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party;

          g) any transaction in which it acts solely in a fiduciary or agency capacity;

          h) other obligations incurred by it in the ordinary course of its banking, mortgage banking or trust business to its customers solely in their capacities as such;

          i) any other liability or obligation of such Subsidiary incurred in the ordinary course of its banking business not involving any obligation for borrowed money;

          j) any borrowing under mortgage warehousing lines of credit;

          k) any borrowings under any revolving line of credit with a maturity date of less than one year up to an aggregate amount at any time outstanding equal to 30% of Consolidated Net Worth; and

          l) drafts outstanding or official bank checks outstanding used to fund mortgage loan volume;

          provided, however, that notwithstanding the foregoing, Indebtedness shall not be deemed to include the guaranty by the Company of any secured Indebtedness of any Subsidiary which is permitted to be incurred pursuant to subsection 2(d).

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Stockholders' Equity", "Allowance for Loan Losses", "Deferred Loan Fees", "Consolidated Assets", "Net Income", "Consolidated Net Loss", and "Goodwill" shall be defined according to generally accepted accounting principles applicable to the Company and in effect on the date the Debentures are issued.

          "Subsidiary" shall mean: any entity (i) that is organized under the laws of the United States of America or any state hereof or the District of Columbia and (ii) of which at least 50% (by number of votes) of the voting stock of such entity and all outstanding shares of preferred stock, all outstanding securities convertible into or exchangeable for shares of capital stock and all outstanding warrants, rights or options to purchase shares of capital stock of such entity are owned directly by the Company or by another Subsidiary.

     11.  MISCELLANEOUS.

     11A. Debenture Payments. The Company agrees that, so long as you shall hold any Debenture, it will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Debenture with respect to the place of payment. You agree that, before disposing of any Debenture, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

     11B. Indemnification. The Company agrees to pay and save you and any Transferee harmless against liability for the payment of the costs and expenses, including attorneys' fees, incurred by you or any Transferee in enforcing any rights under this Agreement or the Debentures or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Debenture, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Debenture or portion thereof or interest therein by you or any Transferee and the payment of any Debenture.

     11C. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Debentures, the transfer by you of any Debenture or portion thereof or interest therein and the payment of any Debenture, and may be relied upon by any subsequent purchaser, regardless of any investigation made at any time by or on behalf of you or any subsequent purchaser. Subject to the preceding sentence, this Agreement and the Debentures embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     11D. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11E. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Debenture, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Debenture which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 1070 East Main Street, Owosso, Michigan 48867, Attention: Thomas F. Menacher, or at such other address as the Company shall have specified to the holder of each Debenture in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Debenture, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

     11F. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11G. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

     11H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           REPUBLIC BANCORP INC.

                                           By /s/ Thomas F. Menacher
                                              -----------------------
                                              Title: CHIEF FINANCIAL
                                                     OFFICER

The foregoing Agreement is
hereby accepted as of the
date first above written.

SCUDDER, STEVENS & CLARK, INC.

By:
    --------------------------
    Title:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By:
    --------------------------
    Title:

COLUMBUS LIFE INSURANCE COMPANY

By:
    --------------------------
    Title:

By:
    --------------------------
    Title:

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

By:
    --------------------------
    Title:

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           REPUBLIC BANCORP INC.

                                           By
                                              -----------------------
                                              Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

SCUDDER, STEVENS & CLARK, INC.

By: /s/ John Schaefer
    --------------------------
    Title: Managing Director

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By:
    --------------------------
    Title:

COLUMBUS LIFE INSURANCE COMPANY

By:
    --------------------------
    Title:

By:
    --------------------------
    Title:

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

By:
    --------------------------
    Title:

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           REPUBLIC BANCORP INC.

                                           By
                                              -----------------------
                                              Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

SCUDDER, STEVENS & CLARK, INC.

By:
    --------------------------
    Title:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By: /s/ Conaught M. Troutman
    --------------------------
    Title: Vice President-Securities

COLUMBUS LIFE INSURANCE COMPANY

By:
    --------------------------
    Title:

By:
    --------------------------
    Title:

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

By:
    --------------------------
    Title:

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           REPUBLIC BANCORP INC.

                                           By
                                              -----------------------
                                              Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

SCUDDER, STEVENS & CLARK, INC.

By:
    --------------------------
    Title:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By:
    --------------------------
    Title:

COLUMBUS LIFE INSURANCE COMPANY

By: /s/ W. F. Ledwin
    --------------------------
    Title: Vice President

By: /s/ D. J. Wuebbling
    --------------------------
    Title: Vice President

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

By:
    --------------------------
    Title:

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                           Very truly yours,

                                           REPUBLIC BANCORP INC.

                                           By
                                              -----------------------
                                              Title:
The foregoing Agreement is
hereby accepted as of the
date first above written.

SCUDDER, STEVENS & CLARK, INC.

By:
    --------------------------
    Title:

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

By:
    --------------------------
    Title:

COLUMBUS LIFE INSURANCE COMPANY

By:
    --------------------------
    Title:

By:
    --------------------------
    Title:

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

By: /s/ Robert Stuart
    --------------------------
    Title: Senior Executive
           Vice President

                    PURCHASER SCHEDULE

                                                     Aggregate
                                                     Principal
                                                     Amount of
                                                     Debentures
                                                     to be
                                                     Purchased

SCUDDER, STEVENS & CLARK, INC.                       $15,000,000

(1)   Address for all notices relating to payments:

      Scudder, Stevens & Clark, Inc.
      600 Vine Street
      Suite 2000
      Cincinnati, OH 45202-2430

      Attention:  John Schaefer, Managing Director

(2) Address for all other communications and notices:

      Scudder, Stevens & Clark, Inc.
      600 Vine Street
      Suite 2000
      Cincinnati, OH 45202-2430

      Attention:  John Schaefer, Managing Director

                    PURCHASER SCHEDULE

                                                             Aggregate
                                                             Principal
                                                             Amount of
                                                             Debentures
                                                             to be
                                                             Purchased

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA                  $5,000,000


(I)  Address for all notices relating to payments:

     Business Men's Assurance
     P.O. Box 419458
     Kansas City, MO 64141

     Attention:  Investment Accounting - 876

(2) Address for all other communications and notices:

     Business Men's Assurance
     P.O. Box 419458
     Kansas City, MO 64141

     Attention:  Investment Department - 1865

                    PURCHASER SCHEDULE

                                                     Aggregate
                                                     Principal
                                                     Amount of
                                                     Debentures
                                                     to be
                                                     Purchased

COLUMBUS LIFE INSURANCE COMPANY                      $2,500,000

(1)   Address for all notices relating to payments:

      Columbus Life Insurance Company
      P. O. Box 1119
      Cincinnati, OH 45201

      Attention:  Treasurer

(2) Address for all other communications and notices:

      Columbus Life Insurance Company
      P. O. Box 1119
      Cincinnati, OH 45201

      Attention:  Treasurer

                    PURCHASER SCHEDULE

                                                      Aggregate
                                                      Principal
                                                      Amount of
                                                      Debentures
                                                      to be
                                                      Purchased

MUTUAL OF AMERICA LIFE INSURANCE COMPANY              $2,500,000


(1)   Address for all notices relating to payments:

      Mutual of America Capital Management
        Corporation
      666 Fifth Avenue, 19th Floor
      New York, NY 10103

      Attention:  Investments - Private Placement
                    Group

(2) Address for all other communications and notices:

      Mutual of America Capital Management
        Corporation
      666 Fifth Avenue, 19th Floor
      New York, NY 10103

      Attention:  Investments - Private Placement
                    Group

                                                             EXHIBIT A



                         [FORM OF DEBENTURE]

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE DEBENTURE PURCHASE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEBENTURE PURCHASE AGREEMENT. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO REPUBLIC BANCORP INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS DEBENTURE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




     THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS DEBENTURE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS DEBENTURE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THIS DEBENTURE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND A SIGNED CERTIFICATION LETTER (A FORM OF WHICH MAY BE

     OBTAINED FROM THE COMPANY) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS DEBENTURE, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THIS DEBENTURE FOR INVESTMENT PURPOSES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE DEBENTURE EVIDENCED HEREBY.


                         REPUBLIC BANCORP INC.


                7.17% SENIOR DEBENTURE DUE APRIL 1, 2001


$25,000,000                                             March 31, 1994


     FOR VALUE RECEIVED, the undersigned, REPUBLIC BANCORP INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Michigan, hereby promises to pay to Cede & Co., as nominee for the Depository Trust Company, or registered assigns the principal sum of $25,000,000 on April 1, 2001, ("Maturity") with interest (computed on the basis of a 360-day year-30-day month) on the unpaid balance thereof at the rate of 7.17% per annum from the date hereof, payable semiannually on the 1st day of April and October in each year (each, an "Interest Payment Date"), commencing with the October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable.

     In the case where the applicable Interest Payment Date or Maturity with respect hereto, as the case may be, does not fall on a Business Day, payment of principal or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity and no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or such Maturity, as the case may be, to the date of payment.

     The Debentures (including all of the obligations of the Company hereunder) are direct, unconditional obligations of the Company and rank without preference or priority among themselves and at least pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company.

     The Debentures will not be subject to any sinking fund and, except as described below, will not be redeemable or repayable prior to their Stated Maturity.

     Payments of principal, premium, if any, and interest are to be made at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This global Debenture is issued pursuant to a Debenture Purchase Agreement, dated as of March 30, 1994 (the "Debenture Purchase
Agreement") between the Company and the respective original purchasers of the Debentures named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

     In case an Event of Default, as defined in the Debenture Purchase Agreement, shall occur and be continuing, the principal of this Debenture may be declared or otherwise become due and payable in the manner and with the effect provided in the Debenture Purchase
Agreement.

     The Debenture Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of Holders of the Debentures to be affected thereby by the Company with the consent of the Holders of 66 2/3% of the aggregate principal amount of Debentures at the time outstanding. The Debenture Purchase Agreement also contains provisions permitting the Holders of a majority in principal amount of the outstanding Debentures to waive compliance by the Company with certain provisions of the Debenture Purchase Agreement. Any such consent or waiver by or behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No provision of this Security or of the Debenture Purchase Agreement shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Security at the time, place, and rate herein prescribed.

     This Debenture shall be construed and enforced in accordance with the law of the State of New York.

                              REPUBLIC BANCORP INC.

                              By
                                 -------------------------------------
                                 Chief Financial Officer

                              By
                                 -------------------------------------
                                 President and Chief Executive Officer

                                                               EXHIBIT B



                   [FORM OF OPINION OF COMPANY'S COUNSEL]




                                                        [Date of Closing]



[Names and addresses of
purchasers]



Dear Sirs:

     We have acted as counsel for Republic Bancorp Inc. (the "Company") in connection with the Agreement, dated as of March _, 1994, between the Company and each of you (the "Debenture Purchase Agreement"), pursuant to which the Company has issued to you today 7.17% Senior Debentures of the Company due _________ __, 2001 in the aggregate principal amount of $25,000,000. All terms used herein that are defined in the Debenture Purchase Agreement have the respective meanings specified in the Debenture Purchase Agreement.

     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in the first sentence of paragraph 9 of the Debenture Purchase Agreement.

     Based on the foregoing it is our opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Michigan. Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and its Subsidiaries have the corporate power to carry on their respective businesses as now being conducted.

          2. Assuming that the Debentures have been duly authorized by the Company, when delivered and paid for by the Purchasers in accordance with the terms of the Debenture Purchase Agreement, the Debentures will constitute the legal, valid and binding obligations of the Company.

          3. The Debentures conform in all material respects to the descriptions thereof in the Private Placement Memorandum.

          4. There are no laws or regulations, or any pending or threatened legal or governmental proceedings or any contracts or documents to which the Company is a party, that are material to the Company's operations which are not described in the Private Placement Memorandum.

          5. No consent, approval, authorization, order, decree, registration or qualification of or filing with any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or in the Private Placement Memorandum, except such as may be required by state securities or Blue Sky law.

          6. To the best of such counsel's knowledge, the execution, delivery and performance by the Company of the Debenture Purchase Agreement and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, any applicable law or any rule, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree thereof.

                                                                  EXHIBIT C



                       LIST OF AGREEMENTS RESTRICTING DEBT



            NONE